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                                                                     Exhibit 4.4

                       NUEVO GRUPO IUSACELL, S.A. de C.V.

                                  $350,000,000


                               SECURITY AGREEMENT


         This SECURITY AGREEMENT (this "SECURITY AGREEMENT") is made and entered into as of December 16, 1999 by Nuevo Grupo Iusacell, S.A. de C.V., a limited liability stock corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "PLEDGOR"), The Bank of New York, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee (in such capacity, the "TRUSTEE") for the holders from time to time (the "HOLDERS") of the Securities (as defined herein) issued by the Pledgor under the Indenture referred to below and The Bank of New York, as securities intermediary (the "SECURITIES INTERMEDIARY").

                                   WITNESSETH

         WHEREAS, the Pledgor and the Trustee have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Pledgor is issuing on the date hereof $350,000,000 in aggregate principal amount of 14 1/4% Senior Notes due 2006 (and along with such notes that may from time to time be issued in substitution therefor, the "SECURITIES"); and

         WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to (i) purchase or cause the purchase of Pledged Securities (as defined herein) in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first six scheduled interest payments due on the Securities and (ii) place such Pledged Securities (or cause them to be replaced) in an account maintained by the Trustee with the Securities Intermediary for the benefit of Holders of the Securities; and
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         WHEREAS, the Pledgor has agreed to purchase and deliver to the Trustee
United States Treasury securities in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor and delivered to the Trustee, upon receipt of scheduled interest and principal payments of such securities, to provide for payment in full of each of the first six scheduled interest payments that become due on the Securities and principal on the Securities in the event that the Securities become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full ("OBLIGATIONS"); and

         WHEREAS, the Pledgor has agreed to (i) grant to the Trustee for its benefit and the ratable benefit of the Holders of the Securities a security interest in the Pledged Securities and related collateral and (ii) execute and deliver this Security Agreement in order to secure the payment and performance by the Pledgor of all the Obligations; and

         WHEREAS, the Trustee has opened an account (the "SECURITY ACCOUNT") with the Securities Intermediary, at its office at 101 Barclay Street, Floor 21 West, New York, New York 10286, Account No. 016843, in the name of the Trustee, with respect to which the Trustee is the owner and sole entitlement holder and which is under the sole dominion and control of the Trustee but subject to the terms of this Security Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and in order to induce the Holders of the Securities to purchase the Securities, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Securities, as follows:

         SECTION 1. Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Obligations (whether at the stated maturity or otherwise), the Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Securities, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Securities, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (wherever located), whether investment property, general intangibles, other rights, interests, claims and remedies or proceeds or otherwise (collectively, the "PLEDGED COLLATERAL"): (a) the United States Treasury securities identified by CUSIP Number in Exhibit A to this Security Agreement and any additional securities substituted therefore (the "PLEDGED SECURITIES"), (b) any and all applicable "SECURITY ENTITLEMENTS" (as defined in Section 8-102(a)(17) of the Uniform Commercial Code in effect in the State of New York (the "UCC")) to the Pledged


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Securities, (c) the Security Account and all "financial assets" (as defined in
UCC Section 8-102(a)(9), "FINANCIAL Assets"), funds, certificates, instruments, assets and properties, if any, from time to time carried therein or representing or evidencing the Security Account, (d) any and all related accounts in which Security Entitlements to the Pledged Securities are carried, and (e) all proceeds of any and all of the Pledged Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) - (d) of this Section 1).

         SECTION 2. Security for Obligation. This Security Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

         SECTION 3. Delivery of Pledged Securities; Security Agreement; Interest. (a) The Pledged Securities shall be pledged and transferred to the Trustee and the Trustee shall become the holder of a Security Entitlement to the Pledged Securities through action by the Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the Securities Intermediary either (i) indicating by book-entry that the Pledged Securities and all Security Entitlements thereto have been credited to the Security Account, or (ii) acquiring the Pledged Securities or a Security Entitlement thereto for the Trustee and accepting the same for credit to the Security Account.

          (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any Security Entitlement thereto) as provided in subsection (a) of this Section 3, the Trustee shall establish with the Securities Intermediary the Security Account on the books of the Securities Intermediary as a "securities account" within the meaning of UCC Section 8-501 (A "SECURITIES Account"), owned by and in the name of the Trustee, segregated from all other custodial or collateral accounts, such Security Account to be maintained at the offices of the Securities Intermediary at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the Securities Intermediary shall maintain a Securities Account at the Federal Reserve Bank of New York ("FRBNY"). Upon transfer of the Pledged Securities to the Securities Intermediary (or the Securities Intermediary's acquisition of the Security Entitlements thereto), as confirmed to the Securities Intermediary by FRBNY or another securities intermediary, the Securities Intermediary shall make appropriate book entries indicating that the Pledged Securities and/or such Security Entitlements have been credited to the Trustee and the Security Account. Subject to the other terms and conditions of this Security Agreement, all Financial Assets, funds or other property held by the Trustee pursuant to this Security Agreement shall be held in the Security Account subject (except as expressly provided in Section 4(a), (b) and (c) hereof) to the exclusive dominion and control


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(including "control" as defined in UCC Section 9-115(1)(e)) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Securities, and segregated from all other funds or other property otherwise held by the Trustee.

          (c) The Trustee shall, in accordance with all applicable laws, have sole dominion and control (including "control" as defined in UCC Section 9-115(l)(e)) over the Security Account, and it shall be a term and condition of the Security Account, and the Pledgor irrevocably agrees with the Trustee and the Securities Intermediary, notwithstanding any other term or condition to the contrary in any other agreement, that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Security Agreement.

          (d) The Trustee shall, in accordance with and subject to all applicable laws, be the sole entitlement holder of, and have the sole power to originate "ENTITLEMENT ORDERS" (as defined in UCC Section 8-102(a)(8)) with respect to, the Security Account and all United States Treasury securities and other Financial Assets held therein, and the Securities Intermediary does hereby agree that it will comply with Entitlement Orders issued by the Trustee with respect to the Security Account and all assets and properties from time to time carried in the Security Account, including such securities, Security Entitlements and other Financial Assets, without further consent of the Pledgor or any other Person (except, to the extent required under the Indenture, of the Holders), and that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Security Agreement.

          (e) All Pledged Collateral shall be retained in the Security Account pending disbursement pursuant to the terms hereof.

          (f) Concurrently with the execution and delivery of this Security Agreement, the Trustee and the Securities Intermediary are delivering to the Pledgor and to Chase Securities Inc., Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. as the initial purchasers of the Securities, a duly executed certificate, in the form of Exhibit B hereto, of each of an officer of the Trustee and the Securities Intermediary, confirming the Trustee's establishment and maintenance of the Security Account and the Security Intermediary's receipt and holding of the Pledged Securities or a Security Entitlement thereto and the crediting of the Pledged Securities or such Security Entitlement to the Security Account, all in accordance with this Security Agreement.

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          (g) Concurrently with the execution and delivery of this Security
Agreement, if required by the Trustee the Pledgor shall deliver to the Trustee executed copies of proper financing statements, duly filed under the UCC of the State of New York, covering the Pledged Collateral described in this Security Agreement.

          (h) Subsequent to the execution and delivery of this Security Agreement, the Pledgor shall deliver to the Trustee an opinion of a nationally recognized firm of independent public accountants, selected by the Pledgor, to the effect that the scheduled interest and principal payments of the Pledged Securities would be sufficient to provide for the payment in full of each of the first six scheduled interest payments that become due on the Securities.

          (i) The Security Account shall be governed by the law of the State of New York.

         SECTION 4. Disbursements. (a) At least three Business Days prior to the due date of any of the first six scheduled interest payments on the Securities, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (a "COMPANY ORDER"), direct the Trustee to release from the Security Account and pay to the Holders of the Securities on behalf of the Pledgor proceeds sufficient to provide for payment in full of such interest then due on the Securities. Upon receipt of a Company Order, if no Default or Event of Default under the Indenture shall have occurred and be continuing, the Trustee will release such proceeds in accordance with the Company Order and the payment provisions of the Indenture to the Holders of the Securities from (and to the extent of) proceeds of the Pledged Securities in the Security Account. Nothing in this Section 4 shall affect the Trustee's rights to apply the Pledged Collateral to the payment of amounts due on the Securities upon acceleration thereof.

          (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Collateral is security from a source of funds other than the Security Account ("OTHER FUNDS"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to a Company Order to release to the Pledgor or to another party at the direction of the Pledgor (the "PLEDGOR'S DESIGNEE") proceeds from the Security Account in an amount less than or equal to the amount of Other Funds applied to such interest payment. Upon receipt by the Trustee of such Company Order and provided the Holders of the Securities have received such interest payment, if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Security Account as soon as practicable (on the same Business Day if practicable). As a condition to any


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release of funds to the Pledgor pursuant to this Section 4(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that the Pledgor has made the interest payment from a source of funds other than the Security Account, and that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the by-laws (estatutos sociales) of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Security Agreement.

          (c) If at any time the principal of and interest on the Pledged Securities exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the Obligations, the Pledgor may direct the Trustee to release any such excess amount to the Pledgor or to any Pledgor's Designee. Upon receipt of a Company Order (which shall include a certificate from such nationally recognized firm of independent accountants stating the amount by which the Pledged Securities exceed the amount required to be held in the Security Account), if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, any such excess amount.

          (d) Upon payment in full of the Obligations, or if the Company shall become obligated under the Indenture to redeem all of the outstanding Securities and such Securities shall have been redeemed, then, if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing, the security interest in the Pledged Collateral evidenced by this Security Agreement will automatically terminate and be of no further force and effect and the Pledged Collateral shall promptly (on the same Business Day if practicable) be paid over and transferred to the Pledgor as directed in writing by the Pledgor. Furthermore, upon the release of any Pledged Collateral from the Security Account in accordance with the terms of this Security Agreement, whether upon release of Pledged Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Security Agreement in such released Pledged Collateral will automatically terminate and be of no further force and effect.

          (e) At least three Business Days prior to the due date of each of the first six scheduled interest payments on the Securities, the Pledgor shall give the Trustee notice (by Company Order) as to whether such interest payment will be made pursuant to Section 4(a) or 4(b) and the respective amounts of interest that



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will be paid from the Security Account and from Other Funds. Any Other Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on such interest payment date. If no such notice is given or such Other Funds have not been so delivered, the Trustee is hereby directed to act pursuant to Section 4(a) as if it had received a Company Order pursuant thereto for the payment in full of the interest then due from the Security Account.

          (f) The Trustee shall sell the Pledged Collateral in the Security Account (pursuant to written instructions from Pledgor) in order to make any scheduled payment of interest unless there are sufficient funds in the Security Account on such interest payment date.

          (g) Nothing contained in Section 1, Section 3, this Section 4, Section 11 or any other provision of this Security Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any Security Entitlement to the Pledged Securities or any Securities Account in which any such Security Entitlement may be carried, or otherwise afford the Pledgor rights to any such Security Entitlement or (ii) except as otherwise specified under this Security Agreement (or required by applicable law), give rise to any other rights of the Pledgor with respect to the Pledged Securities, any Security Entitlement thereto or any Securities Account in which any such Security Entitlement may be carried (except as expressly provided in Sections 4(a), (b) and (c) hereof).

         SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that, as of the date hereof:

                  (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Security Agreement will not contravene any provision of applicable law or statute or the by-laws (estatutos sociales) of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Security Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required (i) for the execution, delivery or performance by the Pledgor of this Security Agreement, (ii) for the grant by the Pledgor of the security interest granted hereby, (iii) except for the actions required pursuant to Section 3(b), for the perfection and maintenance of the pledge and security interest created hereby (including



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         the first priority nature of such pledge and security interest, assuming compliance by the Securities Intermediary with all obligations contained in this Security Agreement), or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Security Agreement or the remedies in respect of the Pledged Collateral pursuant to this Security Agreement.

                  (b) Immediately before depositing the Pledged Securities into the Security Account, the Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Security Agreement). No financing statement or other instrument similar in effect covering the Pledgor's interest in the Pledged Securities is on file in any public office, other than any financing statements filed pursuant to this Security Agreement.

                  (c) This Security Agreement has been duly authorized, validly executed and delivered by the Pledgor and assuming the due authorization, execution and delivery hereof by the Trustee, constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) Upon the transfer to the Trustee of the Pledged Securities and the acquisition by the Trustee of a Security Entitlement thereto in accordance with Section 3, and the compliance by the Securities Intermediary with the provisions of this Security Agreement, the pledge of and grant of a security interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Securities will constitute a valid first priority perfected security interest in such Pledged Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Pledged Collateral from the Pledgor), and all filings and actions (other than such transfer to the Trustee of the Pledged Securities) necessary or desirable to perfect and protect such security interest have been duly taken.

                  (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or


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         any of its subsidiaries is a party or to which any property or assets of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Security Agreement or to consummate the transactions contemplated hereby.

                  (f) The pledge of the Pledged Collateral pursuant to this Security Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                  (g) No Event of Default (as defined herein) exists.

                  (h) The Pledged Securities have been pledged and transferred to the Trustee.

         SECTION 6. Further Assurances. The Pledgor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its commercially reasonable efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, any instruments to the Trustee and take any other actions that are necessary or desirable, to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), to enable the Trustee to enforce its rights and remedies hereunder, or to effect the purposes of this Security Agreement. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing. The Pledgor also agrees to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Pledged Collateral, including the filing of all necessary financing and continuation statements, and to protect the Pledged Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

         SECTION 7. Covenants. The Pledgor covenants and agrees with the Trustee for the benefit of the Holders of the Securities that from and after the date of this Security Agreement until the payment in full in cash of the Obligations:

                  (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the



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         Pledged Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Pledged
         Collateral (except for the security interests granted under this Security Agreement) and at all times will be the sole beneficial owner of the Pledged Collateral; and

                  (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Pledged Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Pledged Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

         SECTION 8. Power of Attorney. Upon the occurrence and continuation of an Event of Default, in addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Security Agreement including, without limitation, the following powers: (a) collection of proceeds of any Pledged Collateral; (b) conveyance of any item of Pledged Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 6 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Pledged Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Pledged Collateral, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor. Notwithstanding


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anything to the contrary stated herein, the Trustee has no duty or obligation to exercise any of the powers stated in this Section 8.

         SECTION 9. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Securities in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee or the Securities Intermediary in connection therewith, other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) investing or reinvesting any of the Pledged Collateral or any loss on any investment.

         SECTION 10. Indemnity. The Pledgor shall indemnify, hold harmless and defend each of the Trustee and the Securities Intermediary and their respective directors, officers, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs and reasonable legal fees and expenses and damages arising from the Trustee's performance as Trustee under this Security Agreement or from the Securities Intermediary's performance as Securities Intermediary under this Security Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the gross negligence or willful misconduct of such indemnified person.

         SECTION 11. Remedies upon Event of Default. If any Event of Default as defined in the Indenture (any such Event of Default being referred to in this Security Agreement as an "EVENT OF DEFAULT") shall have occurred and be continuing:

                  (a) The Trustee and the Holders of the Securities shall have, in addition to all other rights given by law or by this Security Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may, upon the direction of a majority in aggregate principal amount of the Holders of the



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         Securities sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Pledged Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. To the extent permitted by applicable law, any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof at least 10 days before the time of the sale or disposition. The Trustee or any Holder of Securities may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

                  (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders of the Securities, that the Trustee and the Holders of the Securities have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
         Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Security Account or any part thereof.

         SECTION 12. Expenses. The Pledgor will upon demand pay to each of the Trustee and the Securities Intermediary the amount of any and all reasonable and documented expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee or the Securities Intermediary that the Trustee or the Securities Intermediary may incur in connection with (a) the review, negotiation and administration of this Security Agreement (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Securities hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

         SECTION 13. Security Interest Absolute. All rights of the Trustee and the Holders of the Securities and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional under all circumstances including but not limited to:

                  (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any taking, exchange, surrender, release or non-perfection of any other collateral or any taking, release or amendment or waiver from any guaranty for all or any of the Obligations;

                  (d) any change, restructuring or termination of the corporate structure or the existence of the Pledgor, or any of its subsidiaries; or

                  (e) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Security Agreement.

         SECTION 14. Securities Intermediary's Representations, Warranties and Covenants. The Securities Intermediary represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Security Account and acts as securities intermediary pursuant to this Security Agreement it shall be a

"Securities Intermediary" (as defined in the UCC and in 31 C.F.R. Section 357.2) and shall be eligible to maintain, and does maintain, a Participant's Securities Account (as defined in 31 C.F.R. Section 357.2) in the name of the Securities Intermediary with the FRBNY (a "FRBNY MEMBER SECURITIES ACCOUNT"). In furtherance of the foregoing, the Securities Intermediary hereby:

                  (a) represents and warrants that it is a corporation that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Security Account;

                  (b) represents and warrants that it maintains the FRBNY Member Securities Account with the FRBNY and that the United Stated Treasury securities constituting the Pledged Securities transferred to the Securities Intermediary pursuant to Section 3(b) have been credited to the FRBNY Member Securities Account;

                  (c) agrees that the Security Account shall be an account to which Financial Assets may be credited, and the Securities Intermediary undertakes to treat the Trustee as the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such Financial Assets, and entitled to exercise the rights of an Entitlement Holder and control in the manner contemplated by the UCC, and further agrees to identify the Trustee in the records of the Securities Intermediary as the sole person having a Securities Entitlement against the Securities Intermediary with respect to the Security Account and all Financial Assets credited thereto;

                  (d) hereby represents that it has not granted, and covenants that so long as it acts as Securities Intermediary hereunder it shall not grant, control (including without limitation, "control" as defined in UCC Sections 8- 106 and 9-115(1)(e)) over or with respect to any Pledged Collateral credited to the Security Account from time to time to time to any other Person other than the Trustee;

                  (e) covenants that in its capacity as Securities Intermediary hereunder and with respect to the Security Account, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Security Agreement remains in effect will not become party to any agreement, the terms of which are inconsistent with the provisions of this Security Agreement;

                  (f) agrees, with the other parties to this Security Agreement, that any item of property credited to the Security Account shall be treated as a Financial Asset;

                  (g) agrees, with the other parties to this Security Agreement, so long as it serves as Securities Intermediary pursuant to this Security Agreement, to maintain the Security Account as a Securities Account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Security Agreement;

                  (h) agrees, with the other parties to this Security Agreement, that the Securities Intermediary's jurisdiction, for purposes of UCC
         Section 8-110(e) and 31 C.F.R. 357.11(b) as it pertains to this Security Agreement, the Security Account and Security Entitlements relating thereto, shall be the State of New York.

         SECTION 15.  Miscellaneous Provisions.

         Section 15.1 Notices. Any notice or communication given hereunder shall be in writing, and:

                  (a) if to the Pledgor, shall be delivered or sent by mail or telecopy transmission (with a copy by mail to follow) to the address of the Company set forth in the Offering Memorandum, Attention: William S. Roberts (telecopier no.: 011-525-109-5752), with a copy to Ruben G. Perlmutter at the same address (telecopier no.: 011-525-109-5772);

                  (b) if to the Trustee, shall be delivered or sent by mail or telecopy transmission (with a copy by mail to follow) to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286,
         Attention: Corporate Trust Trustee Administration [(telecopier no.:
         (212) 815-5915)]; or

                  (c) if to the Securities Intermediary, shall be delivered or sent by mail or telecopy transmission (with a copy by mail to follow) to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration [(telecopier no.: (212) 815-5915)].

         Section 15.2 No Adverse Interpretation of Other Agreements. This Security Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Security Agreement.

         Section 15.3 Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Security Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         Section 15.4 Headings. The headings in this Security Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 15.5 Counterparts. This Security Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 15.6 Benefits of Security Agreement. Nothing in this Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Security Agreement.

         Section 15.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by the Pledgor from any provision of this Security Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Securities shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default (as defined herein) or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Security Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Pledgor and the Trustee, and (if applicable) the Holders of the Securities, as provided in the Indenture, and no such amendment, waiver or consent shall require any action or approval by the Initial Purchasers. Failure of the Trustee or any Holder of Securities to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Securities of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Securities would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         Section 15.8 Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         Section 15.9 Continuing Security Interest; Termination. (a) This Security Agreement shall create a continuing security interest in and to the Pledged Collateral and shall, unless otherwise provided in this Security Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Security Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Securities Intermediary, the Holders of the Securities and their respective successors, transferees and assigns.

          (b) This Security Agreement (other than the Pledgor's obligations under Sections 10 and 12) shall terminate upon the payment in full in cash of the Obligations or if the Company shall become obligated under the Indenture to redeem all of the outstanding Securities and such Securities shall have been redeemed, and if no Default or Event of Default (as defined in the Indenture) shall have occurred and be continuing. At such time, the Trustee shall, pursuant to a Company Order, and at the expense of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Security Agreement as directed in writing by the Pledgor and the Indenture and take all actions that are necessary to release the security interest created by this Security Agreement in and to the Pledged Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Pledged Collateral prepared and delivered to it by the Pledgor. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Pledged Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

         Section 15.10 Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive execution and delivery of this Security Agreement and shall terminate only upon the termination of this Security Agreement.

         Section 15.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

         Section 15.12 Authority of the Trustee and Securities Intermediary. (a) Each of the Trustee and Securities Intermediary shall have the right to exercise all powers hereunder that are specifically granted to the Trustee or the Securities Intermediary by the terms hereof, together with such powers as are reasonably incident hereto. The Trustee and the Securities Intermediary may perform any of their respective duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Security Agreement or the Indenture, neither the Trustee, the Securities Intermediary, nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee or Securities Intermediary, hereunder, except for its own gross negligence or willful misconduct, and the Trustee and the Securities Intermediary shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee, the Securities Intermediary and their respective directors, officers, employees, attorneys and agents may conclusively rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Security Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Trustee and the Holders of the Securities, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Securities with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (c) Each of the Trustee and the Securities Intermediary undertakes to perform such duties and only such duties as are specifically set forth in this Security Agreement, and no implied covenants or obligations shall be read into this Security Agreement against the Trustee or the Securities Intermediary.

          (d) No provision of this Security Agreement shall require the Trustee or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

          (e) The Trustee and the Securities Intermediary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee and the Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the Securities Intermediary shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (g) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Security Agreement or any financing statements evidencing a security interest in the Pledged Collateral, or to see to the maintenance of any such recording or filing, or (ii) to inspect the Pledged Collateral at any time or to inquire as to the performance or observance of any of the Pledgor's representations, warranties or covenants contained herein.

         Section 15.13 Removal or Resignation of the Securities Intermediary. The Securities Intermediary may resign by written notice to, or be removed by written notice from, the Trustee at any time; provided, however, that such resignation shall not be effective until, and in the case of removal the Securities Intermediary's duties hereunder shall not terminate until, a successor Securities Intermediary shall have been appointed by the Trustee and accepted such appointment (by delivery of an agreement substantially in the form hereof) and any and all assets held by the retiring Securities Intermediary hereunder shall have been transferred to such successor Securities Intermediary in accordance with the Trustee's instruction.

         Section 15.14 Fees and Expenses. The Securities Intermediary shall be entitled to charge such fees and charges, including but not limited to transaction fees and reimbursement for costs, as from time to time may be in accordance with its usual practice for maintenance and administration of accounts of the type contemplated hereby (which charges and fees shall be paid by the Trustee and shall be reimbursable to it pursuant to Section 7.07 of the Indenture).

         Section 15.15 Final Expression. This Security Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Security Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         Section 15.16 Rights of Holders of the Securities. No Holder of Securities shall have any independent rights hereunder other than those rights granted to individual Holders of the Securities pursuant to the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Securities or the Indenture.

         Section 15.17 Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. NOTWITHSTANDING THE FOREGOING, THE MATTERS

IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUG. 23,1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

         Section 15.18 Waiver of Immunities. To the extent that the Pledgor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Security Agreement and the transactions contemplated hereby, the Pledgor hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

         Section 15.19. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) The Pledgor, by the execution and delivery of this Security Agreement, irrevocably agrees that service of process may be made upon CT Corporation Services ("CT Corporation"), with offices at 111 Eighth Avenue, New York, New York 10011 (or its successors as agent for service of process), in the County, City and State of New York, United States of America, in any suit or proceeding against the Pledgor instituted by the Trustee or the Securities Intermediary, based on or arising under this Security Agreement and the transactions contemplated hereby in any federal or state court in the State of New York, County of New York, and each of the Pledgor, the Trustee and the Securities Intermediary hereby irrevocably consents and submits to the jurisdiction of any such court and to the courts of its own corporate domicile in respect of actions brought against it as a defendant generally and unconditionally in respect of any such suit or proceeding.

          (b) The Pledgor further, by the execution and delivery of this Security Agreement, irrevocably designates, appoints and empowers CT Corporation, with offices at 111 Eighth Avenue, New York, New York, 10011, as its designee, appointee and authorized agent to receive for and on its behalf service (i) of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Pledgor with respect to its obligations, liabilities or any other matter arising out of or in connection with this Security Agreement and the transactions contemplated hereby and (ii) that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on the part of the Pledgor. The Pledgor represents to the Trustee and the Securities Intermediary that it has notified CT Corporation of such designation and appointment and that CT Corporation has accepted the same, and that CT Corporation has been paid its full fee for such designation, appointment and related services through the date that is three years from the date of this Security Agreement. The Pledgor further agrees that, to the extent permitted by law, service of process upon CT Corporation (or its successors as agent for service of process) and written notice of said service to the Pledgor pursuant to Section 15.1 of this Security Agreement, shall be deemed in every respect effective service of process upon the Pledgor in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Pledgor agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section reasonably satisfactory to the Trustee and the Securities Intermediary. The Pledgor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Pledgor by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Pledgor at its address specified in or designated pursuant to this Security Agreement. The Pledgor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee or the Securities Intermediary to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law. The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Security Agreement brought in federal or state court in the State of New York, County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives any right to which it may be entitled on account of place of residence or domicile.

          (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Pledgor in respect of any sum due from the Pledgor to the Trustee or the Securities Intermediary shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Trustee or the Securities Intermediary, as applicable, of any sum adjudged to be so due in the other currency, on which (and only to the extent that) the Trustee or the Securities Intermediary may in accordance with normal banking procedures purchase United States dollars with the other currency; if the United States dollars so purchased are less than the sum originally due to the Trustee or the Securities Intermediary hereunder, the Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or the Securities Intermediary, as the case may be, against the loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Securities Intermediary hereunder, each of the Trustee and the Securities Intermediary agrees to pay to the Pledgor an amount equal to the excess of the dollars so purchased over the sum originally due to the Trustee or the Securities Intermediary hereunder.

          (d) The provisions of this Section 15.19 shall survive any termination of this Security Agreement, in whole or in part.

          (e) To the extent permitted by applicable law, the Pledgor waives the posting of any bond otherwise required of the Trustee or any Holder of Securities in connection with any judicial process or proceeding to enforce any judgement or other court order pertaining to this Security Agreement or any related agreement or document entered in favor of the Trustee or any Holder of Securities, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction the Security Agreement or any related agreement or document between the Pledgor on the one hand and the Trustee and/or the Holders of the Securities on the other hand.

         IN WITNESS WHEREOF, the Pledgor, the Trustee and the Securities Intermediary have each caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                      Pledgor:

                                 NUEVO GRUPO IUSACELL,
                                          S.A. de C.V.


                                 By:
                                      ---------------------------------------

                                          Name: Howard F. Zuckerman
                                          Title: Executive Vice President,
                                                 Finance

                                 By:
                                      ---------------------------------------

                                          Name: William S. Roberts
                                          Title: Executive Vice President
                                                 and Chief Financial Officer

                                 Trustee:

                                 THE BANK OF NEW YORK,
                                          as Trustee


                                 By:
                                      ---------------------------------------

                                          Name:
                                          Title:


                                 THE BANK OF NEW YORK,
                                          as Securities Intermediary


                                 By:
                                      ---------------------------------------

                                          Name:
                                          Title:

                                    EXHIBIT A

The United States Treasury securities identified by the following maturities and coupon rates.

                                    EXHIBIT B


                                   CERTIFICATE


         Pursuant to Section 3(f) of the Security Agreement (the "SECURITY AGREEMENT") dated as of December 16, 1999 by and among Nuevo Grupo Iusacell, S.A. de C.V. (the "PLEDGOR"), The Bank of New York, as trustee (the "TRUSTEE") for the holders of the 14 1/4% Senior Notes due 2006 (the "SECURITIES") of the Pledgor, and The Bank of New York, as securities intermediary (the "SECURITIES INTERMEDIARY"), the undersigned officer of the Trustee, on behalf of the Trustee, and the undersigned officer of the Securities Intermediary, on behalf of the Securities Intermediary, make the following certifications to the Pledgor and the initial purchasers of the Securities. Capitalized terms used and not defined in this Certificate have the meanings set forth or referred to in the Security Agreement.

         1. Substantially contemporaneously with the execution and delivery of this Certificate, the Trustee has established with the Securities Intermediary, in its capacity as Securities Intermediary, the Security Account. The Securities Intermediary has acquired from the FRBNY a Security Entitlement to the United States Treasury securities identified in ANNEX I to this Certificate (the "PLEDGED SECURITIES") and is the entitlement holder (as defined in UCC Section 8-102(a)(7)) with respect to such Security Entitlement in the FRBNY's Security Account. The Securities Intermediary has made appropriate book entries in its records establishing that the Pledged Securities and all Security Entitlements thereto have been credited to and are held in the Security Account.

         2. The Trustee has established and maintained and will maintain the Security Account and all Security Entitlements and other positions carried in the Security Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Security Account or any such Securities Entitlements or other positions except in such capacity.

         3. The Trustee and the Securities Intermediary have acquired their Security Entitlements to the Pledged Securities for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the Securities Intermediary's and the Trustee's Security Entitlements to the Pledged Securities are not, to their knowledge, subject to any Lien granted by either of them in favor of any securities intermediary, as defined in UCC Section 8-102(a)(14) (including, without limitation, the FRBNY) through which the Trustee derives its Security Entitlement to the Pledged Securities.

         4. Neither the Securities Intermediary nor the Trustee has caused or permitted the Pledged Securities or any Security Entitlement thereto to become subject to any Lien created by or arising through either of the Trustee or the Securities Intermediary.

         IN WITNESS WHEREOF, the undersigned officers have executed this Certificate on behalf of the Trustee, and on behalf of the Securities Intermediary, respectively, this 16th day of December, 1999.

                                      THE BANK OF NEW YORK,
                                           As Trustee


                                      ------------------------------------------

                                      Name:
                                      Title:


                                      THE BANK OF NEW YORK,
                                           As Securities Intermediary


                                      ------------------------------------------

                                      Name:
                                      Title:


                                       2